Exhibit 5.1

Kornit Digital Ltd.
12 Ha`Amal Street, Afek Park
Rosh-Ha`Ayin 4809246, Israel

                                                                                                                                                                                                                                                                        May 7, 2015

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as Israeli counsel to Kornit Digital Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with its registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) covering up to 3,698,706 ordinary shares of the Company, par value New Israeli Shekel 0.01 per share (“Ordinary Shares”), in the aggregate (collectively, the “Shares”), consisting of (i) 1,096,668 Ordinary Shares issuable upon the exercise of options granted prior to the date hereof under the Company’s 2004 Share Option Plan (the “2004 Plan”), (ii) 1,693,644 Ordinary Shares issuable upon the exercise of options granted prior to the date hereof under the Company’s 2012 Share Incentive Plan (the “2012 Plan”), (iii) 665,969 that are available for future grants under the Company’s 2015 Incentive Compensation Plan (the “2015 Plan”) and 242,425 Ordinary Shares that are available for purchase under the Company’s 2015 Employee Share Purchase Plan, and together with the 2004 Plan, the 2012 Plan and the 2015 Plan, the “Plans”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Plans, the Registration Statement, the Company’s Articles of Association (as amended), and such other agreements, certificates, resolutions, minutes and other statements of corporate officers and other representatives of the Company and others and other documents provided to us by the Company as we have deemed necessary or appropriate as a basis for this opinion.

In rendering an opinion on the matters hereinafter set forth, we have assumed the authenticity of all original documents submitted to us as certified, conformed or photographic copies thereof, the genuineness of all signatures and the due authenticity of all persons executing such documents. We have assumed the same to have been properly given and to be accurate. We have also assumed the truth of all facts communicated to us by the Company and that all consents, minutes and protocols of meetings of the Company’s board of directors which have been provided to us are true and accurate and have been properly prepared in accordance with the Company’s Articles of Association (as amended) and all applicable laws. In addition, we have assumed that the Company will receive the full consideration for the Shares (which may consist, in part or in full, of services performed for the Company).

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and reserved for issuance and, when issued and paid for, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this opinion and such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K promulgated under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours,
/s/ Meitar Liquornik Geva Leshem Tal Meitar Liquornik Geva Leshem Tal